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                            KENDLE INTERNATIONAL INC.        Exhibit 10.20(e)(5)
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                               AMENDMENT NUMBER 5

      This Amendment No. 5 to the Kendle International Inc. 1998 Employee Stock Purchase Plan (the "Plan"), as adopted by the Board of Directors of Kendle International Inc. ("Kendle") on March 24, 1998 and by Kendle's shareholders on May 21, 1998, as amended, is hereby amended further in the following respects:

      1. DEFINITIONS. All capitalized terms herein, unless specifically defined in this Amendment No. 5, shall have the meanings given to them in the Plan.

      2. AMENDMENTS. The fourth paragraph of Section 9 is hereby superseded and replaced in its entirety by the following new paragraph:

            "Upon termination of the Plan, cash equal to any remaining balances shall be delivered promptly to such participant."

      3. CONDITION. This Amendment No. 5 to the Plan shall become effective only upon the approval (by written consent or otherwise) of Kendle's Board of Directors or of an authorized committee or subcommittee thereof.

      4. AFFIRMATION. Except as modified above, all other provisions of the Plan, as previously amended, shall remain unchanged and in full force and effect.

In Witness whereof, this Amendment No. 5 has been executed as of August ____, 2005.

                                                     Kendle International Inc.

                                                     -------------------------
                                                     Karl Brenkert III
                                                     Secretary

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